UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(857) 399-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2021, TScan Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with BXP Waltham Woods LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 113,487 square feet of office and laboratory space located at 880 Winter Street, Waltham, Massachusetts (the “Premises”). The office will serve as the Company's corporate headquarters.

Under the terms of the Lease, the Landlord has agreed to make certain leasehold improvements to the Premises to suit the Company’s use (the “Improvements”). The term of the Lease commences on the earlier of (1) the date the Company commences its business operations in the Premises and (2) the date the Improvements are substantially completed and necessary occupancy permits are obtained (the “Commencement Date”). The Lease will have a term of approximately ten years and two months. The Company’s obligation for the payment of base rent for the Premises begins two months after the Commencement Date and will be $7,603,629 per annum and will increase by approximately 3% per annum, up to a maximum base rent of $9,921,011.22 during the term of the Lease. The Company has two options to the extend the term of the Lease each for a period of an additional five years.

In connection with its entry into the Lease and as a security deposit, the Company will deposit with the Landlord a letter of credit in the amount of approximately $4.4 million, which may be reduced to approximately $3.8 million on the 6-year anniversary of the Commencement Date.

The Landlord has the right to terminate the Lease upon specified events of default, including the Company’s failure to pay rent in a timely manner and upon the occurrence of certain events of insolvency with respect to the Company.

The Company may also terminate the Lease if the Premises are not ready for occupancy within a specified time period after the anticipated Commencement Date.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease, by and between TScan Therapeutics, Inc. and BXP Waltham Woods LLC, dated November 29, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2021

TScan Therapeutics, Inc.

By:	/s/ Brian Silver
Brian Silver
Chief Financial Officer